UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 12 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: April 1, 2002

                          Commission File Number 1-6227

                          LEE ENTERPRISES, INCORPORATED
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


        Delaware                                           42-0823980
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(State of Incorporation)                    (I.R.S. Employer Identification No.)


                    215 N. Main Street, Davenport, Iowa 52801
                    -----------------------------------------
                    (Address of Principal Executive Offices)

                                 (563) 383-2100
               --------------------------------------------------
               Registrant's telephone number, including area code

ITEM 2.  Acquisition or Disposition of Assets

         On April 1, 2002 (the "Closing Date") the Registrant completed the acquisition of all of the outstanding capital stock of Howard Publications, Inc., a Delaware corporation ("Howard") (the "Purchase"). Howard publishes, directly or through its fifty (50%) percent-owned subsidiary, Sioux City
Newspapers, Inc., sixteen (16) daily newspapers and several specialty publications.

         The Registrant paid the stockholders of Howard $749,000,000 (the "Purchase Price") in cash pursuant to the terms of an Acquisition Agreement by and among the Registrant, Howard, Howard Energy Co., Inc. and the stockholders of Howard named therein dated February 11, 2002 and First Amendment thereto dated March 29, 2002 (collectively, the "Agreement"). The transaction is valued at approximately $694,000,000 after taking into account $50,000,000 of cash on the Howard balance sheet to be retained by the Registrant, and other adjustments.

         The  Purchase   Price  was   determined  as  a  result  of  arms-length
negotiations between unrelated parties.

         The Agreement provides that the Purchase Price is subject to adjustment by an amount equal to the difference between the Closing Working Capital of
Howard as of the day preceding the Closing Date and the Working Capital on October 31, 2001. The Purchase Price is further subject to adjustment for certain agreed-upon cash balances to be retained by Howard at the Closing Date, the excess, if any, of which is to be paid to the stockholders of Howard within ten (10) days following the Closing Date. The Closing Working Capital will be determined by the Registrant within ninety (90) days after the Closing Date and, subject to the concurrence of the stockholders of Howard, the adjustment to the Purchase Price reflected thereby will be paid by the appropriate party within one hundred and twenty (120) days after the Closing Date. Any objections to the Registrant's determination of the Closing Working Capital and resultant adjustments to the Purchase Price will be determined by an independent accounting firm, whose determination will be conclusive and binding.

         In the Agreement, certain Howard stockholders made various representations and warranties as to the Acquired Companies and other matters customarily found in transactions of such nature and magnitude. The representations and warranties of such Howard stockholders are secured for varying amounts pursuant to an Escrow Agreement between the Registrant and the indemnifying Howard stockholders, which will be administered by Wells Fargo Bank Iowa, N.A., as Escrow Agent.

         The description of the Purchase and the terms of the Agreement and Escrow Agreement contained herein are qualified in their entirety by reference to the Agreement, which is filed as an exhibit hereto.

         The Registrant paid the Purchase Price and expenses related to the transaction from $435,000,000 of available funds, including proceeds from the sale of its broadcast properties, which was substantially completed in October 2000, $50,000,000 of cash retained by Howard pursuant to the Agreement, and Revolving Loans under the terms of a five year, $350,000,000 Credit Agreement dated as of March 28, 2002 among the Registrant, Bank of America, N.A. ("BofA"), as Administrative Agent, and the other lenders party thereto. The initial interest rate of the Revolving Loans is, at the option of the Registrant, LIBOR plus 1.25% or a Base Rate equal to the greater of the Federal Funds Rate plus 0.5% or the BofA Prime Rate. The Credit Agreement contains covenants, including interest coverage and leverage ratios, which are not expected to be restrictive to normal operations or historical amounts of stockholder dividends. The foregoing description of the terms of the Credit Agreement contained herein is qualified in its entirety by reference to the Credit Agreement, which is filed as an exhibit hereto.

         In connection with the announcement of the completion of the Purchase, the Registrant issued the following news release.

NEWS RELEASE

             Lee Enterprises completes acquisition of 17 newspapers

DAVENPORT, Iowa (April 1, 2002) -- Lee Enterprises, Incorporated (NYSE: LEE), today completed the purchase of 16 daily newspapers from Howard Publications, including one that is jointly owned. Also effective today, Lee gained a half interest in another daily newspaper through its affiliate in Madison, Wis.

The acquisitions raise Lee's daily circulation by more than 75 percent, to more than 1.1 million daily in 45 newspapers across 18 states.

"The strong, common thread among all these incoming newspapers is that they're just like the rest of Lee," said Mary Junck, chairman and chief executive officer. "They're all intensely local. They all serve solid markets that aren't too big. And they all bring well-earned reputations for innovation and growth. In other words, they fit our strategy exactly, and that strategy is to continue building Lee as the pre-eminent newspaper group serving midsize markets."

Junck said Lee plans to transfer its successful advertising and circulation sales programs to the incoming newspapers, as well as intensify initiatives for online growth and niche publications. "The rest of Lee will benefit in turn," she added, "as the new papers have already begun sharing their own long lists of best practices."

Lee's purchase of the Howard stock is valued at $694 million. Lee paid $435 million in cash with the remainder in bank borrowing. The purchase, announced in February, is expected to be accretive to earnings per share by 15 cents in the first full fiscal year, beginning Oct. 1, 2002.

The Howard newspapers have daily circulation of 479,000. They are: North County Times, Oceanside and Escondido, Calif; The Times, Munster, Ind.; Sioux City Journal, Sioux City, Iowa (jointly owned with The Hagadone Corporation);
Waterloo Courier, Waterloo, Iowa; The Post-Star, Glens Falls, N.Y.; Casper Star-Tribune, Casper, Wyo.; The Times-News, Twin Falls, Idaho; The Daily News, Longview, Wash.; The Times and Democrat, Orangeburg, S.C.; The Journal-Standard, Freeport, Ill.; The Sentinel, Carlisle, Pa.; The Leader, Corning, N.Y.; The Citizen, Auburn, N.Y.; the Journal Gazette, Mattoon, Ill.; the Times-Courier, Charleston, Ill., and The Ledger-Independent, Maysville, Ky.

In another transaction that closed today, Central Wisconsin Newspapers, Inc., a wholly owned subsidiary of Madison Newspapers, Inc., which is 50 percent owned by Lee, acquired the Daily Citizen, a 10,250-circulation daily in Beaver Dam, Wis. The purchase includes two weekly newspapers and five specialty publications. The acquisition, announced in March, extends the reach of the Madison Newspapers cluster to nearly one million readers across 17 counties in central Wisconsin.

Lee Enterprises is based in Davenport, Iowa. In addition to the daily newspapers, Lee also operates nearly 200 weekly newspapers, shoppers and specialty publications, along with associated online services. Its stock is traded on the New York Stock Exchange under the symbol LEE. More information is available at www.lee.net.

The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. This release contains information that may be deemed forward-looking and that is based largely on the Company's current expectations and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties are changes in advertising demand, newsprint prices, interest rates, labor costs, legislative and regulatory rulings and other results of operations or financial conditions, difficulties in integration of acquired business or maintaining employee and customer relationships and increased capital and other costs. The words "may," "will," "would," "could," "believes," "expects," "anticipates," "intends," "plans,"
"projects," "considers" and similar expressions generally identify forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. The Company does not publicly undertake to update or revise its forward-looking statements.

Contact:  dan.hayes@lee.net, (563) 383-2163

ITEM 5.  Other Events and Regulation FD Disclosure

         Under the terms of the Registrant's 1998 Note Purchase Agreement (the "1998 Agreement") the Registrant was required to repay the outstanding balance of $161,800,000 on October 1, 2002 unless the Registrant reinvested the net proceeds of the sale of its broadcast operations or obtained a waiver or amendment of that provision of the 1998 Agreement. The Purchase satisfies the conditions of the Registrant's 1998 Agreement with regard to reinvestment of the net proceeds of the sale of broadcast operations. If repayment had been required, a substantial prepayment penalty would have also been required, based upon interest rates in effect at that time.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements of Businesses Acquired

         To be filed by amendment not later than 60 days after the date that the initial report on Form 8-K must be filed.

(b)      Pro Forma Financial Information

         To be filed by amendment not later than 60 days after the date that the initial report on Form 8-K must be filed.

 (c)     Exhibits:

        2.1 Acquisition Agreement by and among Lee Enterprises, Incorporated, Howard Publications, Inc., Howard Energy Co., Inc. and the stockholders of Howard Publications, Inc. named therein dated February 11, 2002 and First Amendment thereto dated March 29, 2002.

         2.2 Escrow Agreement by and among Lee Enterprises, Incorporated, the HPI Indemnifying Stockholders listed on Schedule I attached thereto, and Wells Fargo Bank Iowa, N.A. as Escrow Agent dated as of April 1,2002.

          99 Credit Agreement among Lee Enterprises, Incorporated, Bank of America, N.A., as Administrative Agent, and the other lenders party thereto dated as of March 28, 2002.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         LEE ENTERPRISES, INCORPORATED



Date:  April 1, 2002                     /s/ Carl G. Schmidt
                                         ---------------------------------------
                                         Carl G. Schmidt
                                         Vice President, Chief Financial Officer
                                         and Treasurer